SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of May 4, 2006, by and among THE AMERICAN ENERGY GROUP, LTD., a Nevada corporation with its principal offices at 120 Post Road West, Suite 202, Westport, Connecticut 06880 (the “Company”), and the investors listed on the Schedule of Investors attached hereto as Exhibit A (individually, an “Investor” and, collectively, the “Investors”).

RECITALS

A. The Company and each Investor is executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

B. Each Investor, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of shares of the Common Stock, par value $.001 per share, of the Company (the “Common Stock”), set forth opposite such Investor’s name under the heading “Common Shares” in Exhibit A (which aggregate amount for all Investors together shall be 2,323,530 shares of Common Stock) and (ii) a Warrant (as defined below) entitling such Investor to subscribe for and purchase such number of Warrant Shares (as defined below) set forth opposite such Investor’s name under the heading “Warrant Shares” in Exhibit A. The Common Shares (as defined below) and the Warrant Shares issued under this Agreement shall collectively be referred to herein as the “Shares.” The Shares and the Warrants shall collectively be referred to herein as the “Securities.”

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE I
DEFINITIONS

1.1  Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Agent” has the meaning set forth in Section 3.1(l).

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the date and time of the Closing and shall be 10:00 a.m., Eastern Daylight Time, on May ___, 2006 (or such other date and time as is mutually agreed to by the Company and each Investor).

“Closing Price” means, for any date, the closing price per share of the Common Stock for such date (or the nearest preceding date) on the primary Eligible Market or exchange or quotation system on which the Common Stock is then listed or quoted.

“Common Stock” has the meaning set forth in the Recitals to this Agreement.

“Common Shares” means an aggregate of 2,323,530 shares of Common Stock, which are being issued and sold by the Company to the Investors at the Closing, together with any securities issued or issuable upon any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof.

“Company” has the meaning set forth in the introductory paragraph of this Agreement.

“Company Counsel” means James M. Hughes, Attorney at Law or such other counsel designated by Company.

“Disclosure Materials” has the meaning set forth in Section 3.1(g).

“Effective Date” means the date that the Registration Statement is first declared effective by the SEC.

“Effectiveness Period” has the meaning set forth in Section 6.1(b).

“8-K Filing” has the meaning set forth in Section 4.5.

“Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq Capital Market.

“Environmental Laws” has the meaning set forth in Section 3.1(aa).

“Event Payments” has the meaning set forth in Section 6.1(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Investors” means the Agent and its Affiliates.

“Filing Date” means the date that is 60 days after the Closing Date.

“GAAP” has the meaning set forth in Section 3.1(g).

“Hazardous Materials” has the meaning set forth in Section 3.1(aa).

“Indemnified Party” has the meaning set forth in Section 6.4(c).

“Indemnifying Party” has the meaning set forth in Section 6.4(c).

“Intellectual Property Rights” has the meaning set forth in Section 3.1(s).

“Investor” has the meaning set forth in the introductory paragraph of this Agreement.

“Lien” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, and reasonable attorneys’ fees.

“Material Adverse Effect” has the meaning set forth in Section 3.1(b).

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company or joint stock company.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, or a partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430B promulgated by the SEC pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means the Common Shares and the Warrant Shares.

“Registration Statement” means each registration statement required to be filed under Article VI, including (in each case) the Prospectus, amendments and supplements to such registration statement or the Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement or the Prospectus.

“Regulation D” has the meaning set forth in the Recitals to this Agreement.

“Rule 144,” “Rule 415” and “Rule 424” means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the SEC pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” has the meaning set forth in the Recitals to this Agreement.

“SEC Reports” has the meaning set forth in Section 3.1(g).

“Securities” has the meaning set forth in the Recitals to this Agreement.

“Shares” has the meaning set forth in the Recitals to this Agreement.

“Securities Act” has the meaning set forth in the Recitals to this Agreement.

“Short Sales” has the meaning set forth in Section 3.2(i).

“Subsidiary” means any Affiliate of the Company that, directly or indirectly through one or more intermediaries, is controlled by the Company.

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the Nasdaq National Market (or any successor thereto) or (c) if trading ceases to occur on the Nasdaq National Market (or any successor thereto), any Business Day.

“Trading Market” means the Nasdaq National Market or any other Eligible Market, or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

“Transaction Documents” means this Agreement, including the schedules and exhibits attached hereto, and the Warrants.

“Transfer Agent” means Computershare Trust Co., Inc., 350 Indiana, Suite 800, Golden, Colorado 80401, or any successor transfer agent for the Company.

“Transfer Agent Instructions” means, with respect to the Company, the Irrevocable Transfer Agent Instructions, in the form of Exhibit D, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.

“Warrant” means the warrants to purchase the Warrant Shares in the form and substance attached hereto as Exhibit E issued to the Investors pursuant to the terms hereof.

“Warrant Shares” means shares of the Common Stock issuable upon exercise of or otherwise pursuant to the Warrants, together with securities issued or issuable upon any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof.

ARTICLE II
PURCHASE AND SALE

2.1  Closing.

Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, (a) such number of Common Shares set forth opposite such Investor’s name on Exhibit A under the heading “Common Shares” and (b) a Warrant entitling such Investor to subscribe for and purchase such number of Warrant Shares set forth opposite such Investor’s name on Exhibit A under the heading“Warrant Shares.” The date and time of the Closing and shall be 10:00 a.m., New York City Time, on the Closing Date. The Closing shall take place at the offices of Company Counsel.

2.2  Closing Deliveries.

(a)  At the Closing, the Company shall deliver or cause to be delivered to each Investor the following:

(i)   either (x) one or more stock certificates, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b)), evidencing such number of Common Shares set forth opposite such Investor’s name on Exhibit A under the heading “Common Shares,” registered in the name of such Investor or (y) a letter of instruction to the Company’s Transfer Agent instructing the Transfer Agent to issue to each investor such number of Common Shares set forth opposite such investor’s name on Exhibit A under the heading “Common Shares”;

(ii)  a duly executed Warrant entitling such Investor to subscribe for and purchase such number of Warrant Shares set forth opposite such Investor’s name on Exhibit A under the heading “Warrant Shares”;

(iii)  a legal opinion of Company Counsel as to the matters set forth in Exhibit C, executed by such counsel and delivered to the Investors and the Agent; and

(iv)  duly executed Transfer Agent Instructions acknowledged by the Transfer Agent.

(b)  At the Closing, each Investor shall deliver or cause to be delivered to the Company the purchase price set forth opposite such Investor’s name on Exhibit A under the heading “Purchase Price” in United States dollars and in immediately available funds, by wire transfer to an account designated in writing to such Investor by the Company for such purpose.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1  Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investors as follows:

(a)  Subsidiaries. The Company has no Subsidiaries other than those listed in Schedule 3.1(a). Except as disclosed in Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien and all the issued and outstanding shares of capital stock or comparable equity interests of each Subsidiary are validly issued and are fully paid, nonassessable and free of preemptive and similar rights.

(b)  Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite legal authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (i) have or result in a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole on a consolidated basis, or (ii) materially and adversely impair the Company’s ability to perform its obligations under any of the Transaction Documents (either of clause (i) or (ii), a “Material Adverse Effect”).

(c)  Authorization; Enforcement. The Company has the requisite corporate authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each of the Transaction Documents to which it is a party has been, or upon delivery will be, duly executed by the Company and is, or when delivered in accordance with the terms hereof will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

(d)  No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby do not, and will not, (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company or a Subsidiary is bound or affected, except to the extent that such violation would not reasonably be expected to have a Material Adverse Effect.

(e)  The Shares. The Common Shares are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable. Upon exercise of the Warrants in accordance with the terms thereof and the payment therefor, the Warrant Shares will be validly issued, fully paid and nonassessable. The issuance and delivery of the Common Shares and the Warrants are free and clear of all Liens and will not be subject to preemptive or similar rights of stockholders. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon exercise of the Warrants.

(f)  Capitalization. The aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) as of the date of this Agreement is set forth in Schedule 3.1(f). All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except as disclosed in Schedule 3.1(f), the Company has not issued any other options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any Person any right to subscribe for or acquire, any shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as set forth on Schedule 3.1(f), and except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Common Shares and the Warrants will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than pursuant to the terms of the Transaction Documents) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, except as specifically disclosed in the SEC Reports or in Schedule 3.1(f), no Person or group of related persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock, ignoring for such purposes any limitation on the number of shares of Common Stock that may be owned at any single time.

(g)  Confidential Offering Memorandum. All statements made by the Company in the Confidential Offering Memorandum distributed to Holders in connection with the sale of the Securities are accurate and complete. The Confidential Offering Memorandum does not omit to state a material fact required to be stated or that is necessary to make a statement not misleading.

(h)  SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials”), on a timely basis or has received a valid extension of such time of filing for any of the SEC Reports and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or specifically identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the SEC.

(i)  Material Adverse Change. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development in the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole that, individually or in the aggregate, has had or that could result in a Material Adverse Effect, (ii) neither the Company nor any Subsidiary has incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or changed its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (except for repurchases by the Company of shares of capital stock held by employees, officers, directors or consultants pursuant to an option of the Company to repurchase such shares upon the termination of employment or services) and (v) the Company has not issued any equity securities to any officer, director or Affiliate.

(j)  Absence of Litigation. Except as disclosed in the SEC Reports or in Schedule 3.1(i), there is no action, suit, claim or proceeding, or, to the Company’s knowledge, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries that could, individually or in the aggregate, challenge the Company’s rights in connection with its 18% royalty asset in Yasin Block (2768-7) in the Republic of Pakistan or its working interests and overriding royalty interests in oil and gas leases in Galveston County, Texas or have a Material Adverse Effect.

(k)  Enforceability. The Company’s rights in its 18% royalty asset in Yasin Block (2768-7) in the Republic of Pakistan and its working interests and overriding royalty interests in oil and gas leases in Galveston County, Texas are legal, valid, binding and enforceable under applicable federal, state and foreign laws and no claims exist against such rights by any third party or governmental entity.

(l)  Compliance. Neither the Company nor any Subsidiary, except in each case as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, except to the extent that any such default or violation would not reasonably be expected to have a Material Adverse Effect.

(m)  Title to Assets. Except as specifically disclosed in the SEC Reports, the Company and the Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property that are material to the business of the Company and the Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects that would have a Material Adverse Effect.

(n)  No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf (other than the Agent), has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Common Shares or the Warrants. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commission (other than for persons engaged by any Investor or its investment advisor) relating to or arising out of the issuance of the Common Shares and the Warrants pursuant to this Agreement. The Company shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any such claim for fees arising out of the issuance of the Common Shares and the Warrants pursuant to this Agreement. The Company acknowledges that it has engaged Dahlman, Rose & Co., LLC Inc. as its exclusive placement agent (the “Agent”) in connection with the sale of the Common Shares and the Warrants. In consideration of the Agent’s services rendered to the Company as its exclusive placement agent in connection with the sale of the Common Shares and Warrants, the Company will pay the Agent a fee equal to 6% of the gross proceeds received by the Company from Investors at the time of Closing, and will reimburse the Agent for its reasonable out-of-pocket expenses incurred from time to time in connection therewith. The Company shall also issue to the Placement Agent 0.12 Warrants for each Dollar ($1.00) of proceeds to the Company, net of commissions.

(o)   Private Placement. Neither the Company nor any of its Affiliates nor any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale by the Company of the Securities as contemplated hereby. The Company is not required to be registered as, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company is not required to be registered as, a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

(p)  Listing and Maintenance Requirements. The Company has not, in the 12 months preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance in all material respects with all such listing and maintenance requirements.

(q)  Registration Rights. Except as set forth in Schedule 3.1(o), no Person has any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC under the Securities Act because of the filing or effectiveness of the Registration Statement or otherwise in connection with the issuance of the Securities other than pursuant to this Agreement.

(r)  Application of Takeover Protections. Except as described in Schedule 3.1(p), there is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to any of the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

(s)  Disclosure.  The Company confirms that neither it nor any of its officers, directors or Affiliates, has provided any of the Investors (other than Excluded Investors) or their agents or counsel with any information that constitutes or might constitute material, nonpublic information (other than the existence and terms of the issuance of Securities, as contemplated by this Agreement).  The Company confirms that neither it nor any officers, directors or Affiliates, has provided any of the Investors (other than Excluded Investors or other Investors who have executed a Non-Disclosure Agreement with the Agent) or their agents or counsel with any information that constitutes or might constitute material, nonpublic information (other than the existence and terms of the issuance of Securities, as contemplated by this Agreement). The Company understands and confirms that each of the Investors will rely on the foregoing representations in effecting transactions in securities of the Company (other than Excluded Investors). All disclosure provided by the Company to the Investors regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on the behalf of the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the Company’s knowledge, no event or circumstance has occurred or information exists with respect to the Company or any of the Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Investor (other than Excluded Investors) makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in the Transaction Documents.

(t)  Acknowledgment Regarding Investors’ Purchase of Securities. Based upon the assumption that the transactions contemplated by this Agreement are consummated in all material respects in conformity with the Transaction Documents, the Company acknowledges and agrees that each of the Investors (other than Excluded Investors) is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Investor (other than Excluded Investors) is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Investor (other than Excluded Investors) or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investors’ purchase of the Securities. The Company further represents to each Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives and upon the representations, warranties and covenants of the Investors made in this Agreement.

(u)  Patents and Trademarks. To its knowledge, the Company and the Subsidiaries own, or possess adequate rights or licenses to use, all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (the “Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. The Company does not have any knowledge of any infringement by the Company or the Subsidiaries of the Intellectual Property Rights of others, except for such as would as would not reasonably be expected to have a Material Adverse Effect. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company being threatened, against the Company or the Subsidiaries regarding the Intellectual Property Rights, which could reasonably be expected to have a Material Adverse Effect.

(v)  Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses and location in which the Company and the Subsidiaries are engaged.

(w)  Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such certificates, authorizations and permits does not, individually or in the aggregate, have or result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any certificates, authorizations and permits, except where such revocation or modification would not, singularly or in the aggregate, have a Material Adverse Effect.

(x)  Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers, directors or employees of the Company is presently a party to any transaction that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC under the Securities Act.

(y)  Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z)  Sarbanes-Oxley Act. The Company is in compliance with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

(aa)  Foreign Corrupt Practices. Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of the Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(bb)  Employee Relations. No labor disturbance by the employees of the Company or any of the Subsidiaries exists or, to the best of the Company’s knowledge, is imminent that might be expected to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.

(cc)  Environmental Laws. The Company and the Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(dd)  Tax Status. The Company and the Subsidiaries each (i) has filed all necessary federal, state and foreign income and franchise tax returns which are due, (ii) has paid all federal state, local and foreign taxes due and payable for which it is liable and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the best of the Company’s knowledge, proposed against it that would have a Material Adverse Effect.

3.2  Representations and Warranties of the Investors.  Each Investor hereby, as to itself only and for no other Investor, represents and warrants to the Company as follows:

(a)  Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Investor of the Securities hereunder has been duly authorized by all necessary action on the part of such Investor. This Agreement has been duly executed and delivered by such Investor and constitutes the valid and binding obligation of such Investor, enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

(b)  No Public Sale or Distribution; Investment Intent. Such Investor recognizes that the Securities have not been registered under the Securities Act or any state securities laws. Such Investor is acquiring the Securities in the ordinary course of business for its own account as principal and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and such Investor does not have a present arrangement to effect any distribution of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. Such Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act and the rules and regulations promulgated thereunder.

(c)  Investor Status. At the time such Investor was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(d)  Experience of Such Investor. Such Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Investor understands that it must bear the economic risk of this investment in the Securities indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

(e)  Access to Information. Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information (other than material non-public information) about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(f)   Company’s Option to Redeem Warrant. Such Investor understands that, if the Company’s stock price has a closing bid price above $2.50 per share, subject to adjustment as set forth in the Warrant, for twenty (20) consecutive Trading Days, the Company may, after providing the Investor thirty (30) day’s written notice, redeem the outstanding Warrants, in whole and not in part. Upon receipt of such a redemption notice, Investor must exercise the Warrant and pay the Exercise Price for the Warrant within the 30-day notice period in order to avoid the cancellation of the Warrants by the Company. A copy of the Warrant Certificate is attached hereto as Exhibit E.

(g)  No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(h)  No Conflicts. The execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Investor, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such that are not material and do not otherwise affect the ability of such Investor to consummate the transactions contemplated hereby.

(i)  Illegal Transactions. Neither such Investor, directly or indirectly, nor any Person acting on behalf of or pursuant to any understanding with such Investor, has engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities) since the time that such Investor was first contacted by the Company, the Agent or any other Person regarding an investment in the Company. Such Investor covenants that neither it nor any Person acting on behalf or pursuant to any understanding with such Investor will engage, directly or indirectly, in any transactions in the Company’s securities, including Short Sales, prior to the time that the transactions contemplated by this Agreement are publicly disclosed. Such Investor further covenants that from and after the date of such disclosure, and for so long as such Investor owns any Securities purchased hereunder, neither it nor any Person acting on behalf of or pursuant to any understanding with such Investor will engage in any Short Sales at a time when it has no equivalent offsetting long position in shares of Common Stock and otherwise covenants to conduct all its trading in the Company’s securities in compliance with applicable securities laws. For purposes of determining whether or not such Investor has such an equivalent offsetting long position, shares of Common Stock that such Investor would otherwise be entitled to receive upon conversion or exercise of the Company’s convertible securities (including the Warrant held by such Investor) will be included as if held long by such Investor (regardless of any limitation upon such conversion or exercise). For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated by the SEC under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis) and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.

(j)  No Legal, Tax or Investment Advice. Such Investor under-stands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Securities constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in con-nection with its purchase of the Securities. Such Investor understands that the Agent has acted solely as the agent of the Company in this placement of the Common Shares and the Warrants and that the Agent makes no representation or warranty with regard to the merits of this transaction or as to the accuracy of any information such Investor may have received in connection therewith. Such Investor acknowledges that it has not relied on any information or advice furnished by or on behalf of the Agent.

(k)  Confidentiality.  Such Investor will hold in confidence all information concerning this Agreement and the placement of the Common Shares and the Warrants hereunder until the earlier of such time as (a) the Company has made a public announcement concerning the Agreement and the placement of the Common Shares and the Warrants hereunder and (b) this Agreement is terminated.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1  Transfer Restrictions.

(a)  Each Investor covenants that the Securities will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws, including, in the case of any transfer of Securities by such Investor pursuant to the Registration Statement, that such Investor will deliver a current prospectus (unless such a prospectus is deemed to have been delivered pursuant to Rule 172 under the Securities Act) and, in the case of any such transfer pursuant to Rule 144, that such Investor will comply with the requirements of Rule 144. In connection with any transfer of Securities (other than any such transfer (i) pursuant to an effective registration statement, (ii) pursuant to Rule 144(k) or (iii) to the Company), the Company shall require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act or is exempt from such registration. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with the Transfer Agent, without any such legal opinion, except to the extent that the Transfer Agent requests such legal opinion, any transfer of Securities by an Investor to an Affiliate of such Investor, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and provided that such Affiliate does not request any removal of any existing legends on any certificate evidencing the Securities.

(b)  The Investors agree to the imprinting, so long as is required by this Section 4.1(b), of the following legend on any certificate evidencing Securities:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

Certificates evidencing Securities shall not be required to contain such legend or any other legend (i) after the Securities have been sold pursuant to a Registration Statement that is effective under the Securities Act covering the resale of such Securities, (ii) following any sale of such Securities pursuant to Rule 144 if the holder provides the Company with a legal opinion providing reasonable assurances that the Securities can be sold under Rule 144, (iii) if the holder provides the Company with a certificate providing reasonable assurances that the Securities are eligible for sale under Rule 144(k) or (iv) if the holder provides the Company with a legal opinion providing reasonable assurances that such legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Staff of the SEC). The Company shall cause its counsel to issue the confirmation included in the Transfer Agent Instructions to the Transfer Agent on the Effective Date. Following the Effective Date or at such earlier time as a legend is no longer required for certain Securities, the Company will, no later than three Trading Days following the delivery by an Investor to the Company or the Transfer Agent of a certificate bearing restrictive legend representing such Securities and an opinion of counsel to the extent required by Section 4.1(a), deliver or cause to be delivered to such Investor a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(b).

4.2  Furnishing of Information. As long as any Investor owns Securities, the Company covenants to use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request to satisfy the provisions of this Section 4.2. As long as any Investor owns Securities, such Investor covenants and agrees (a) to provide the Company with such information regarding such Investor’s ownership of its Securities and the plan of distribution thereof as shall be reasonably required for the timely preparation and filing of the Registration statement and (b) that, notwithstanding anything herein to the contrary, the Company shall not be required to register any of such Investor’s Securities under the Registration Statement if such information, to the extent not provided at the Closing, is not provided to the Company within 15 days of the Closing Date.

4.3  Integration. The Company shall not, and shall use its commercially reasonably efforts to ensure that no Affiliate thereof shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.4  Reservation of Securities. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations to issue such Shares under the Transaction Documents. In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations to issue such Shares under the Transaction Documents, the Company shall promptly take such actions as may be required to increase the number of authorized shares.

4.5  Securities Laws Disclosure; Publicity. The Company shall, on or before 8:30 a.m., New York time, on the first Trading Day following execution of this Agreement, issue a press release acceptable to the Investors disclosing all material terms of the transactions contemplated hereby. On the Closing Date, the Company shall file a Current Report on Form 8-K with the SEC (the “8-K Filing”) describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement, in the form required by the Exchange Act. Thereafter, the Company shall timely file any filings and notices required by the SEC or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Investors promptly after filing. The Company shall not publicly disclose the name of any Investor or include the name of any Investor in any press release without the prior written consent of such Investor, unless otherwise required by law. The Company shall not, and shall cause each of the Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Investor with any material nonpublic information regarding the Company or any of the Subsidiaries from and after the issuance of the above referenced press release without the express written consent of such Investor.

           4.6      Use of Proceeds. The Company intends to use the net proceeds from the sale of the Common Shares and the Warrants and the exercise of the Warrants for the acquisition of additional oil and gas interests (overriding royalties and working interests, as available) in Pakistan and to fund its working capital needs. The acquisitions may be directly from the Pakistan government through existing bidding processes or through private negotiation with current license holders. The proceeds will also be used for general corporate purposes.

ARTICLE V
CONDITIONS

5.1  Conditions Precedent to the Obligations of the Investors. The obligation of each Investor to acquire Securities at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a)  Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of the Closing Date and so certified; and

(b)  Performance. The Company and each other Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing Date and so certified.

(c)  Deliveries. The Company shall have fulfilled its obligations under Section 2.2 of this Agreement and delivered to the Investors a certificate in form and substance satisfactory to Investors executed by an authorized executive officer of the Company confirming that the conditions in Section 5.1(a),(b) and (c) have been satisfied.

5.2  Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell the Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)  Representations and Warranties. The representations and warranties of the Investors contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of the Closing Date; and

(b)  Performance. The Investors shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investors at or prior to the Closing Date, including, without limitation, completing and delivering to the Company the Instruction Sheet for Investors attached hereto as Exhibit B.

(c)  Deliveries. The Investors shall have delivered to the Company: (i) the Purchase Price by wire transfer of immediately available funds to a bank account designated by the Company; (ii) a completed Stock Certificate Questionnaire as set forth in Exhibit B-1; (iii) a completed Registration Statement Questionnaire as set forth in Exhibit B-2; and (iv) a completed Certificate for Corporate, Partnership, Limited Liability Company, Trust, Foundation and Joint Investors, as set forth in Exhibit B-3, as applicable.

ARTICLE VI
MISCELLANEOUS

6.1  Termination. This Agreement may be terminated by the Company or any Investor, by written notice to the other parties, if the Closing has not been consummated by the third Business Day following the date of this Agreement; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

6.2  Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of their applicable Securities.

6.3  Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing Date, and without further consideration, the Company will execute and deliver to the Investors such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.4  Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 6.4 prior to 6:30 p.m. (Eastern Standard Time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 6.4 on a day that is not a Trading Day or later than 6:30 p.m. (Eastern Standard Time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service and (d) upon actual receipt by the party to whom such notice is required to be given. The addresses and facsimile numbers for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.

6.5  Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Investors or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.6  Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.7  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investors,” and that such assignment complies with the transfer restrictions set forth in Article IV hereof. Notwithstanding anything to the contrary herein, Securities may be assigned to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Securities.

6.8  No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.9  Governing Law; Venue; Waiver of Jury Trial. THE CORPORATE LAWS OF THE STATE OF NEVADA SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. THE COMPANY AND INVESTORS HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS SITTING IN THE CITY OF HOUSTON, COUNTY OF HARRIS, FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY INVESTOR, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND INVESTORS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

6.10  Survival. The representations and warranties, agreements and covenants contained herein shall survive the Closing.

6.11  Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.12  Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13  Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option owed to such Investor by the Company under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then, prior to the performance by the Company of the Company’s related obligation, such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to such Investor, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14  Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities and any bond that may be required for such indemnity.

6.15  Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation (other than in connection with any action for temporary restraining order) the defense that a remedy at law would be adequate.

6.16  Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of common stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of common stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

6.17  Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary that may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring its investment hereunder. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

THE AMERICAN ENERGY GROUP, LTD.

By:

Name:	Pierce Onthank
Title:	President and CEO

Address for Notice:

120 Post Road West, Suite 202
Westport, Connecticut 06880

Facsimile: 203-226-6222
Telephone: 203-222-7315

Investor Signature Page

By its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of the Securities Purchase Agreement dated as of May 3, 2006 (the “Purchase Agreement”) between The American Energy Group, Ltd. and each of such Investors (as defined therein), as to the number of shares of Common Stock and the number of their Warrant Shares set forth on Exhibit A hereto and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof.

Name of Investor:

By:
Name:
Title:

Address:_____________________________ ________________________________ ________________________________
Telephone No.: _____________________________

Facsimile No.: ______________________________

Number of Securities: ________________________

Aggregate Purchase Price: $____________________

Agreed to and accepted this
___ day of May, 2006

THE AMERICAN ENERGY GROUP, LTD.

By: _______________________________
     Name: Pierce Onthank
       Title: President and CEO

Exhibits:

A	Schedule of Investors
B	Instruction Sheet for Investors
C	Opinion of Company Counsel
D	Transfer Agent Instructions
E	Form of Warrant

Schedules:

3.1(a)	Subsidiaries
3.1(f)	Capitalization
3.1(h)	Material Changes
3.1(i)	Litigation
3.1(o)	Additional Securities with Piggy-Back Registration Rights

Exhibit A

Schedule of Investors

Investor	Mailing Address	Common Shares	Warrant Shares	Purchase Price

TOTAL

Exhibit B

INSTRUCTION SHEET FOR INVESTOR

(to be read in conjunction with the entire Securities Purchase Agreement)

A.     Complete the following items in the Securities Purchase Agreement:

1.     Complete and execute the Investor Signature Page. The Agreement must be executed by an individual authorized to bind the Investor.

2.     Exhibit B-1 - Stock Certificate Questionnaire:

Provide the information requested by the Stock Certificate Questionnaire;

3.     Exhibit B-2 - Registration Statement Questionnaire:

Provide the information requested by the Registration Statement Questionnaire.

4.     Exhibit B-3 - Investor Certificate:

Provide the information requested by the Certificate for Corporate, Partnership, Trust, Foundation and Joint Investors (B-3).

5.     Return, via facsimile, the signed Securities Purchase Agreement, including the properly completed Exhibits B-1 through B-3, to:

THE AMERICAN ENERGY GROUP, LTD.
120 Post Road West, Suite 202
Westport, Connecticut 06880
Facsimile: 203-226-6222
Telephone: 203-222-7315
Attn: President

with copies to:

[_______]
Facsimile:
Telephone:
Attn:

and:

[_______]
Facsimile:
Telephone:
Attn:

6.	After completing instruction number 5 above, deliver the original signed Securities Purchase Agreement including the properly completed Exhibits B-1 through B-3 to:

THE AMERICAN ENERGY GROUP, LTD.
120 Post Road West, Suite 202
Westport, Connecticut 06880
Facsimile: 203-226-6222
Telephone: 203-222-7315
Attn: President

with copies to:

[_______]
Facsimile:
Telephone:

Attn:

and:

[_______]
Facsimile:
Telephone:
Attn:

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B.	Instructions regarding the transfer of funds for the purchase of Securities are:

Account Name: The American Energy Group, Ltd.
Bank: Bank of America, Westport, CT 06880
ABA: 026009593
Account Number: 0094973-98245

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Exhibit B-1

THE AMERICAN ENERGY GROUP, LTD.

STOCK CERTIFICATE QUESTIONNAIRE

Please provide us with the following information:

1.	The exact name that the Securities are to be registered in (this is the name that will appear on the stock certificate(s)). You may use a nominee name if appropriate:	_________________________

2.	The relationship between the Investor of the Securities and the Registered Holder listed in response to item 1 above:	_________________________

3.	The mailing address, telephone and telecopy number of the Registered Holder listed in response to item 1 above:	_________________________
_________________________
_________________________
_________________________
_________________________

4.	The Tax Identification Number of the Registered Holder listed in response to item 1 above:	_________________________

Exhibit B-2

THE AMERICAN ENERGY GROUP, LTD.

REGISTRATION STATEMENT QUESTIONNAIRE

In connection with the Registration Statement, please provide us with the following information regarding the Investor.

1.  Please state your organization’s name exactly as it should appear in the Registration Statement:

______________________________________________________________________

Except as set forth below, your organization does not hold any equity securities of the Company on behalf of another person or entity.

State any exceptions here:

______________________________________________________________________

2. Address of your organization:

______________________________________________________

______________________________________________________

Telephone: ___________________________

Fax: ________________________________

Contact Person: _______________________

3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates? (Include any relationships involving you or your affiliates, officers, directors, or principal equity holders (5% or more) that has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.)

Yes _____ No _____

If yes, please indicate the nature of any such relationship below:

4. Are you the beneficial owner of any other securities of the Company? (Include any equity securities that you beneficially own or have a right to acquire within 60 days after the date hereof, and as to which you have sole voting power, shared voting power, sole investment power or shared investment power.)

Yes _____ No _____

If yes, please describe the nature and amount of such ownership as of a recent date.

______________________________________________________________________

______________________________________________________________________

5. If you are an entity, does any natural person have voting or investment power over the shares held by you?

_______  Yes   _______  No

If so, please state the person’s or persons’ names(s):

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

6. Except as set forth below, you wish that all the shares of the Company’s common stock beneficially owned by you or that you have the right to acquire from the Company in connection with the Securities Purchase Agreement be offered for your account in the Registration Statement.

State any exceptions here:

______________________________________________________________________

______________________________________________________________________

7. Have you made or are you aware of any arrangements relating to the distribution of the shares of the Company pursuant to the Registration Statement?

Yes _____ No _____

If yes, please describe the nature and amount of such arrangements.

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NASD Questions

1. Are you (i) a “member”1  of the National Association of Securities Dealers, Inc. (the “NASD”), (ii) an “affiliate”2  of a member of the NASD, (iii) a “person associated with a member” or an “associated person of a member”3  of the NASD or (iv) an immediate family member4  of any of the foregoing persons? If yes, please identify the member and describe such relationship (whether direct or indirect), and please respond to Question Number 2 below; if no, please proceed directly to Question Number 3.

2. If you answered “yes” to Question Number 1, please furnish any information as to whether any such member intends to participate in any capacity in the private placement, including the details of such participation:

___________________
1  NASD defines a “member” as any broker or dealer admitted to membership in the NASD, or any officer or partner or branch manager of such a member, or any person occupying a similar status or performing a similar function for such a member.

2  The term “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is in common control with, the person specified. Persons who have acted or are acting on behalf of or for the benefit of a person include, but are not necessarily limited to, directors, officers, employees, agents, consultants and sales representatives. The following should apply for purposes of the foregoing:

  (i)   a person should be presumed to control a Member if the person beneficially owns 10% or more the outstanding voting securities of a Member which is a corporation, or beneficially owns a partnership interest in 10% or more of the distributable profits or losses of a Member which is a partnership;

  (ii)   a Member should be presumed to control a person if the Member and Persons Associated With a Member beneficially own 10% or more of the outstanding voting securities of a person which is a corporation, or beneficially own a partnership interest in 10% or more of the distributable profits or losses of a person which is a partnership;

  (iii)   a person should be presumed to be under common control with a Member if:

  (1) the same person controls both the Member and another person by beneficially owning 10% or more of the outstanding voting securities of a Member or person which is a corporation, or by beneficially owning a partnership interest in 10% or more of the distributable profits or losses of a Member or person which is a partnership; or

  (2) a person having the power to direct or cause the direction of the management or policies of the Member or such person also has the power to direct or cause the direction of the management or policies of the other entity in question.

3  The NASD defines a “person associated with a member” or an “associated person of a member” as being every sole proprietor, partner, equity owner, officer, director or branch manager of any member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who directly or indirectly controls or is controlled by such member (for example, any employee), whether or not any such person is registered or exempt from registration with the NASD.

4  Immediate family includes parents, mother-in-law, father-in-law, husband or wife, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in-law, and children, or any other person who is supported, directly or indirectly, to a material extent, by a person associated with a member of the NASD or any other broker/dealer.

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Description:

______________________________________________________________________

______________________________________________________________________

3. Are you or have you been an “underwriter or related person”5  or a person associated with an underwriter or related person, including, without limitation, with respect to the proposed public offering? If yes, please identify the underwriter or related person and describe such relationship (whether direct or indirect).

Yes _____ No _____

Description:

______________________________________________________________________

______________________________________________________________________

4. If known, please describe in detail any underwriting compensations, arrangements or dealings entered into during the previous twelve months, or proposed to be consummated in the next twelve months, between (i) any underwriter or related person, member of the NASD, affiliate of a member of the NASD, person associated with a member or associated person of a member of the NASD or any immediate family member thereof, on the one hand, and (ii) the Company, or any director, officer or stockholder thereof, on the other hand, which provides for the receipt of any item of value and/or the transfer of any warrants, options or other securities from the Company to any such person (other than the information relating to the arrangements with any investment firm or underwriting organization which may participate in the proposed public offering).

Description:

______________________________________________________________________

______________________________________________________________________

5. Have you purchased the securities in the ordinary course of business?

Yes _____ No _____

___________________
5  The term “underwriter or related person” includes underwriters, underwriters’ counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons, including members of the immediate family of such persons.

4

ACKNOWLEDGEMENT

The undersigned hereby agrees to notify the Company promptly of any changes in the foregoing information which should be made as a result of any developments, including the passage of time. The undersigned also agrees to provide the Company and the Company’s counsel any and all such further information regarding the undersigned promptly upon request in connection with the preparation, filing, amending, and supplementing of the Registration Statement (or any prospectus contained therein). The undersigned hereby consents to the use of all such information in the Registration Statement.

The undersigned understands and acknowledges that the Company will rely on the information set forth herein for purposes of the preparation and filing of the Registration Statement.

The undersigned understands that the undersigned may be subject to serious civil and criminal liabilities if the Registration Statement, when it becomes effective, either contains an untrue statement of a material fact or omits to state a material fact required to be stated in the Registration Statement or necessary to make the statements in the Registration Statement not misleading. The undersigned represents and warrants that all information it provides to the Company and its counsel is currently accurate and complete and will be accurate and complete at the time the Registration Statement becomes effective and at all times subsequent thereto and agrees to notify the Company immediately of any misstatement of a material fact in the Registration Statement or the omission of any material fact necessary to make the statements contained therein not misleading.

Dated: __________
______________________________
Name
______________________________
Signature
______________________________
Name and Title of Signatory

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Exhibit B-3

THE AMERICAN ENERGY GROUP, LTD.

CERTIFICATE FOR CORPORATE, PARTNERSHIP, LIMITED LIABILITY COMPANY,
TRUST, FOUNDATION AND JOINT INVESTORS

If the investor is a corporation, partnership, limited liability company, trust, pension plan, foundation, joint Investor (other than a married couple) or other entity, an authorized officer, partner, or trustee must complete, date and sign this Certificate.

CERTIFICATE

The undersigned certifies that the representations and responses below are true and accurate:

(a) The investor has been duly formed and is validly existing and has full power and authority to invest in the Company. The person signing on behalf of the undersigned has the authority to execute and deliver the Securities Purchase Agreement on behalf of the Investor and to take other actions with respect thereto.

(b) Indicate the form of entity of the undersigned:

____ Limited Partnership

____ General Partnership

____ Limited Liability Company

____ Corporation

____ Revocable Trust (identify each grantor and indicate under what circumstances the trust is revocable by the grantor):______________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Continue on a separate piece of paper, if necessary.)

____ Other type of Trust (indicate type of trust and, for trusts other than pension trusts, name the grantors and beneficiaries):
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Continue on a separate piece of paper, if necessary.)

____ Other form of organization (indicate form of organization (__________________________________________).

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(c) Indicate the approximate date the undersigned entity was formed: _______________.

(d) In order for the Company to offer and sell the Securities in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as an investor in the Company.

___ 1. a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

___ 2. a broker or dealer registered pursuant to Section 15 of the Exchange Act;

___ 3. an insurance company as defined in Section 2(13) of the Securities Act;

___ 4. an investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in Section  2(a)(48) of such Act;

___ 5. a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

___ 6. a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

___ 7. an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

___ 8. a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

___ 9. an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

___ 10. a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule  506(b)(2)(ii) under the Exchange Act;

___ 11. an entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies: _______________________________________________________________________________
                                 _______________________________________________________________________________
                                 _______________________________________________________________________________
                                                (Continue on a separate piece of paper, if necessary.)

7

Please set forth in the space provided below the (i) states, if any, in the U.S. in which you maintained your principal office during the past two years and the dates during which you maintained your office in each state, (ii) state(s), if any, in which you are incorporated or otherwise organized and (iii) state(s), if any, in which you pay income taxes.
___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________

Dated:________________________________________  , 2006

_______________________________________
Name of investor

_______________________________________
Signature and title of authorized officer, partner or trustee

8

Exhibit C

OPINION OF COMPANY COUNSEL

1. The Company is duly incorporated, validly existing and in good standing under the Nevada Revised Statutes and has the corporate power to own and lease the properties it purports to own and lease, to conduct the business in which it is engaged and to execute and deliver, and to perform its obligations under, this Agreement, including to issue and deliver the Common Shares and the Warrants hereunder.

2. This Agreement has been duly authorized, executed and delivered by the Company.

3. The Common Shares have been duly authorized and, upon issuance and delivery thereof and payment therefor pursuant to this Agreement, will be validly issued, fully paid and non-assessable. The Warrants have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company. The Warrant Shares have been duly authorized, and if issued upon the exercise of the Warrants in accordance with the terms of the Warrants, and after payment therefore, the Warrant Shares would be validly issued, outstanding, fully paid and nonassessable.

4. The issuance of the Common Shares will not be subject to any preemptive or similar rights of any security holder of the Company under the Nevada Revised Statutes or the Articles of Incorporation of the Company or any contract known to counsel to which the Company is a party or to which its assets are bound.

5. Neither the execution and delivery of, nor the performance of the Company’s obligations under, this Agreement, including the issuance and delivery of the Common Shares, Warrants and the Warrant Shares upon exercise of the Warrants, by the Company will violate or conflict with, result in a breach of, or constitute a default under, (a) the Articles of Incorporation or the By-Laws of the Company or (b) any federal law of the United States of America or the Nevada Revised Statutes applicable to the Company that in our experience is generally applicable to transactions of the type contemplated by this Agreement or any contract known to counsel.

6. Except for compliance with the securities or blue sky laws of the State of Nevada, as to which we express no opinion, and registration of the Shares under the Securities Act, no approval, authorization or other action by any governmental authority of the United States of America or filing with any such authority (other than any filing solely for information purposes or to obtain action that is not the subject of governmental discretion) that has not been obtained or accomplished is required by the Company for the valid execution and delivery of, or the performance of its obligations under, this Agreement, by the Company, including the issuance and delivery of the Common Shares and the Warrants by the Company thereunder.

7. Based in part on the representations and warranties, covenants and other agreements of the of the Investors set forth in Article IV of this Agreement, the offer and sale of the Common Shares and the Warrants pursuant to the terms of this Agreement are exempt from the regitration requirements of the Securities Act.

8. There is no action, suit claim or proceeding pending, or threatened against the Company or its subsidiaries which, if determined adversely against the Company or its subsidiaries could have a Material Adverse Effect (as defined in the Securities Purchase Agreement) on the business, property, assets, rights or condition (financial or otherwise) of the Company.

9. The Company’s working interests and overriding royalty interests in oil and gas leases in Galveston County, Texas are legal, valid, binding and enforceable under applicable federal and state laws and no claims exist against such rights by any third party or governmental entity.

10. To the knowledge of counsel, the Confidential Offering Memorandum, when distributed to Investors, did not contain an untrue statement of material fact or fail to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
2

Exhibit D

TRANSFER AGENT INSTRUCTIONS

_____________________, 2006

Computershare Trust Co., Inc.
Attn:  Nicole Hunt
350 Indiana, Suite. 850
Golden, CO  80401

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of May____, 2006, (the “Agreement”), by and among The American Energy Group, Ltd., a Nevada corporation (the “Company”), and the investors named on Exhibit A attached thereto (collectively, the “Holders”), pursuant to which the Company is issuing shares of its Common Stock, par value $[__] per share (the “Common Stock”), and warrants to purchase shares of Common Stock (the “Warrants”) to the Holders.

This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue certificates representing (a) the shares of the Common Stock issued pursuant to the Agreement (the “Common Shares”) upon transfer or resale thereof in accordance with the terms thereof and (b) the shares of the Common Stock issued upon the exercise of the Warrants (the “Warrant Shares”) to or upon the order of a Holder from time to time upon delivery to you of a properly completed and duly executed Notice of Exercise, in the form attached to the Warrants, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon.

You acknowledge and agree that so long as you have previously received (a) written confirmation from the Company’s legal counsel that either (i) a registration statement covering the resale of the Common Shares and the Warrant Shares has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) sales of the Common Shares or the Warrant Shares may be made in conformity with Rule 144 under the Securities Act (“Rule 144”), (b) if applicable, a copy of such registration statement and (c) notice from legal counsel to the Company or any Holder that a transfer of Common Shares or the Warrant Shares has been effected either pursuant to such registration statement (and a prospectus delivered to the transferee, unless such a prospectus is deemed to have been delivered pursuant to Rule 172 under the Securities Act) or pursuant to Rule 144, then, unless otherwise required by law, within three (3) business days of your receipt of the notice referred to in clause (c) above, you shall issue the certificates representing the Common Shares or the Warrant Shares, as the case may be, so sold to the transferees registered in the names of such transferees, and such certificates shall not bear any legend restricting transfer of the Common Shares or the Warrant Shares, as the case may be, thereby and should not be subject to any stop-transfer restriction.

A form of written confirmation (to be used in connection with any sale) from the Company’s legal counsel that a registration statement covering resales of the Common Shares and the Warrant Shares has been declared effective by the SEC under the Securities Act is attached hereto as Annex I.

Please be advised that the Holders are relying upon this letter as an inducement to enter into the Agreement and, accordingly, each Holder is a third-party beneficiary to these instructions.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions.

Very truly yours,

THE AMERICAN ENERGY GROUP, LTD.

By:
Name:
Title:

THE FOREGOING INSTRUCTIONS ARE
ACKNOWLEDGED AND AGREED TO
this ___ day of _________, 2006

COMPUTERSHARE TRUST CO., INC.

By: __________________________________
Name: ___________________________
Title: ____________________________

Enclosures

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Annex I

FORM OF NOTICE OF EFFECTIVENESS OF REGISTRATION STATEMENT

[_____], 2006

Computershare Trust Co., Inc.
Attn:  Nicole Hunt
350 Indiana, Suite. 850
Golden, CO  80401

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of May____, 2006 (the “Agreement”), by and among The American Energy Group, Ltd., a Nevada corporation (the “Company”), and the investors named on Exhibit A attached thereto (collectively, the “Holders”), pursuant to which the Company is issuing shares of its Common Stock, par value $[__] per share (the “Common Stock”), and warrants to purchase shares of the Common Stock (the “Warrants”) to the Holders.

Pursuant to the Agreement, the Company has agreed, among other things, to register the resale of the Registrable Securities (as defined in the Agreement), including the shares of Common Stock issuable upon exercise of the Warrants under the Securities Act of 1933, as amended (the “Securities Act”). In connection with such agreement, on [_____], 2006, the Company filed a Registration Statement on Form _____ (File No. 333-[_____]) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities, which names each of the Holders (or transferees thereof) as a selling stockholder thereunder.

In connection with the foregoing, I advise you that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the Securities Act at [_____] on [_____], 2006, and I have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the Securities Act pursuant to the Registration Statement.

Very truly yours,

[Legal Counsel]

By:_____________________

cc: [List Names of Holders]

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Exhibit E

SCHEDULE 3.1(a)
[Subsidiaries]

The Company has the following Subsidiaries (with its percentage ownership of equity interests specified):

The American Energy Operating Corp., a Texas corporation - $100%

SCHEDULE 3.1(f)
[Capitalization]

The Company’s authorized capital stock consists of 80,000,000 shares of common stock, par value $.001 per share, and 20,000,000 shares of preferred stock, par value $.001 per share. The transfer agent and registrar for the Company’s Common Stock is Computershare Trust Co., Inc., 350 Indiana, Suite 850, Golden, Colorado 80401.

As of April 28, 2006 there were 27,535,876 shares of common stock outstanding. At the closing of the Offering, there will be 29,859,406 shares of common stock outstanding assuming all of the Shares offered hereby are sold (and including all shares issued pursuant to prior private placements but excluding in-the-money warrants). There are no outstanding shares of Preferred Stock. The rights of all holders of the common stock are identical in all respects. The holders of the common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. Upon liquidation, dissolution or winding up of the Company, the holders of the common stock are entitled to share ratably in all aspects of the Company that are legally available for distribution, after payment of or provision for all debts and liabilities and after preferences are afforded to the holders of the preferred shares. The Preferred shares have preference over the Common Stock in the event of liquidation of the Company.

As of April 28, 2006, the following warrants to purchase shares of the Company’s common stock were outstanding:

Strike Price	Number of Warrants	Expiration Date

$ 0.75	1,000,000	04/12/2010
$ 1.00	500,000	04/12/2010
$ 1.50	660,000	04/12/2010 (500,000)
$ 1.75	100,000	09/12/2008 (60,000) 09/30/2008 (100,000)

TOTAL           2,260,000

After the Offering, there will be 3,867,325 Warrants issued and outstanding.

SCHEDULE 3.1(h)
[Material Changes]

None.

SCHEDULE 3.1(i)
[Litigation]

The Company, together with its subsidiary, The American Energy Operating Corp., were joined as defendants in a new lawsuit initiated on January 12, 2006, in the 281st Judicial District Court of Harris County, Texas. The suit is titled: M.S. Moin Hussain, Saleem Z. Khan and Khan & Piracha vs. The American Energy Group, Ltd., The American Energy Operating Corp., Hycarbex-American Energy, Inc. f/k/a Hycarbex, Inc., Pierce Onthank, Iftikhar Ahmed Zahid and Georg Friedher Von Canal. The other named defendants are Hycarbex-American Energy, Inc., Pierce Onthank and Iftikhar Zahid. The plaintiffs are Moin Hussain, who originally incorporated Hycarbex, Inc. (“Hycarbex”) in 1985, and Saleem Khan and Khan & Piracha, Pakistan-based attorneys. According to the plaintiffs’ pleadings, the plaintiffs allege that in 1995, shortly after the petroleum exploration license covering the Jacobabad Block 2768-4 was awarded to Hycarbex, the Company acquired all of the outstanding stock of Hycarbex. The plaintiffs further state in their pleadings that consideration for the sale of the stock included a 1% overriding royalty assigned to Hussain, and that Hussain subsequently assigned two tenths of one percent of same to Saleem Khan. Plaintiffs further assert that in connection with the subsequent acquisition by Hycarbex of the Yasin block in 2001, Khan & Piracha assisted in the acquisition and were promised by Hycarbex, according to Plaintiffs, twenty percent of the Yasin concession. The plaintiffs allege that the several defendants have failed to honor the alleged commitments without identifying the specific party responsible for the alleged obligation. The Company has filed its response to the pleadings and intends to defend the allegations. It is the Company’s position that it has no liability to the named plaintiffs and that the dispute, if any, should lie entirely between the plaintiffs and Hycarbex. The outcome of the lawsuit is not expected to have an adverse effect upon the Company because Hycarbex has provided a written affirmation to the Company that the Company will continue to hold its 18% royalty in the Yasin Block despite the outcome of the lawsuit.

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SCHEDULE 3.1(o)
[Others with Piggy Back Registration Rights]

Calvert D. Crary - 60,000 Warrants

John S. Gebhardt - 100,000 Warrants

Maximillian Gebhardt - 100,000 Warrants

Pierce Onthank, Director - 1,000,000 Warrants

Iftikhar Zahid, Director - 1,000,000 Warrants

3